EXHIBIT 1.1

$1,900,000,000

GENWORTH FINANCIAL, INC.

$               LIBOR Floating Rate Notes due 2007

$                   % Notes due 2009

$                   % Notes due 2014

$                   % Notes due 2034

FORM OF UNDERWRITING AGREEMENT

June     , 2004

June    , 2004

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Lehman Brothers Inc.

745 Seventh Avenue

New York NY 10019

As Representatives of the several

Underwriters named in Schedule I hereto

Dear Sirs and Mesdames:

Genworth Financial, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Lehman Brothers Inc. as representatives of the several Underwriters (the “Representatives”), U.S. $                LIBOR Floating Rate Notes due 2007 (the “2007 Notes”), $                    % Notes due 2009 (the “2009 Notes”), $                    % Notes due 2014 (the “2014 Notes”) and $                    % Notes due 2034 (the “2034 Notes”) (collectively, the “Notes”).  The Notes will be issued pursuant to the Indenture (the “Base Indenture”), to be dated as of June    , 2004, between the Company and JPMorgan Chase Bank, as indenture trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) to be dated as of June    , 2004 between the Company and the Trustee.  The Base Indenture, as so amended or supplemented, is herein referred to as the “Indenture.”

As used in this Agreement, the “Reorganization” refers to (i) the corporate reorganization transactions consummated in connection with the Company’s initial public offering, including the acquisition by the Company of the assets and liabilities of GE Financial Assurance Holdings, Inc. (“GEFAHI”) and the acquisition of other businesses owned by certain other subsidiaries of General Electric Company (“GE”) as described in the Prospectus under the heading “Corporate Reorganization” and (ii) the execution of the reinsurance, transitional and other agreements by the Company and/or certain GE subsidiaries, which are described under the caption “Arrangements Between GE and Our

II-1

Company” in the Prospectus (as defined below) (the “Reorganization Documents”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Notes.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Notes is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional Notes pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

1.             Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d)           Each subsidiary of the Company set forth on Schedule II hereto (each, a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”) has been duly incorporated or formed, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the full power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Designated Subsidiary owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus; for purposes of this Agreement, Schedule II hereto includes each subsidiary of the Company that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission).

(e)           This Agreement has been duly authorized, executed and delivered by the Company.  The Reorganization Documents have been duly authorized by the Company, to the extent applicable.

(f)            The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(g)           (A) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries (except to the extent such contravention would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of, or qualification with, any U.S. federal, state or local governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the

Notes, except such as has been obtained and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

(h)           The Notes have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).  The Notes will conform in all material respects to the description thereof contained in the Prospectus.

(i)            The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when the Base Indenture and the First Supplemental Indenture are executed and delivered by the Company and the Trustee (and assuming due authorization, execution and delivery of the Base Indenture and First Supplemental Indenture by the Trustee), the Indenture will constitute a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).  The Indenture will conform in all material respects to the description thereof in the Prospectus.

(j)            Neither the Company nor any of its Designated Subsidiaries is in violation of its certificate of incorporation, by-laws or other constituent documents; neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries, except to the extent such default would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(k)           In connection with the Reorganization, each of the Company, GEFAHI and their respective subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the “Consents”) of and from, and has made all filings and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required for the Reorganization and all such Consents and Filings are in full force and effect, except where the failure to have such Consents, to make such Filings or to have such Consents and Filings in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company, GEFAHI and their respective subsidiaries are in compliance in all material respects with such Consents and neither the Company nor GEFAHI nor any of their respective subsidiaries has received any notice or any inquiry, investigation or proceeding that reasonably could be expected to lead to the revocation, termination or suspension of, or render invalid or otherwise ineffective, any such Consent or otherwise impose any limitation on the Reorganization, except as set forth in the Prospectus or that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(l)            There has not occurred any material adverse change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(m)          There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described therein or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)           Each preliminary prospectus filed as part of the registration statement in the form used in the offering of the Notes and any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)           The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)           Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to the Registration Statement.

(q)           Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described or otherwise contemplated in the Prospectus.

(r)            The Company and its Designated Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)           The Company and its Designated Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own, possess or be able to acquire on reasonable terms would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t)            No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent, except where such dispute would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)           Each Designated Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is licensed or authorized to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing or authorization, except for such jurisdictions in which the failure of the Insurance Subsidiary to be so licensed or authorized would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Prospectus, except where the failure to have such Authorizations would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it could reasonably be expected that the failure to obtain such additional Authorizations or the limiting of the writing of such business would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally or imposed in connection with the Reorganization and contemplated in the Prospectus, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, in each case except where such orders or decrees would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v)           Except as described in the Prospectus, (i) all ceded reinsurance and retrocessional treaties, contracts, agreements and arrangements (“Reinsurance Contracts”) to which the Company or any Insurance Subsidiary is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such Reinsurance Contracts to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) neither the Company nor any Reinsurance Subsidiary has received any notice from any other party to any Reinsurance Contract that such other party intends not to perform such Reinsurance Contract in any material respect, and the Company has no knowledge that any of the other parties to such Reinsurance Contracts will be unable to perform its obligations thereunder in any material respect, except where (A) the Company or the Insurance Subsidiary has established reserves in its financial statements which it deems adequate for potential uncollectible reinsurance or (B) such nonperformance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)          Except as described in the Prospectus, the Company has no knowledge of any threatened or pending downgrading of the Company’s or any of its subsidiaries’ claims-paying ability rating or financial strength rating by A.M. Best Company, Inc., Standard & Poor’s Rating Group, Moody’s Investor Service, Inc., Fitch Ratings, Ltd. or any other “nationally recognized statistical rating organizations,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, which currently has publicly released a rating of the claims-paying ability or financial strength of the Company or any subsidiary.

(x)            The Company and each of its Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)           The statements set forth in (i) the Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Indenture and the Notes, and under the captions “Business – Legal Proceedings,” “Regulation,” “Arrangements between GE and Our Company,” “Description of Capital Stock,” “Description of Equity Units,” “Description of Certain Indebtedness,” and “Certain U.S. Federal Tax Considerations for Non-U.S. Holders,” and (ii) the Registration Statement in Items 14 and 15, in each case insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters described therein.

(z)            KPMG LLP, whose report is included in the Prospectus, is an independent certified public accountant with respect to the Company and its combined subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder.  The financial statements of the Company and its combined subsidiaries (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.  The pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable.

2.             Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, at a purchase price of (i)    % of the principal amount of the 2007 Notes, (ii)    % of the principal amount of the 2009 Notes, (iii)    % of the principal amount of the 2014 Notes and (iv)    % of the principal amount of the 2034 Notes, plus in each case accrued interest from June     , 2004 to the Closing Date (as hereinafter defined) in the respective principal amount of Notes set forth opposite the names of the Underwriters in Schedule I hereto.

3.             Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Notes are to be offered to the public initially at a price (with respect to each of the Notes (the “Public Offering Price”) equal to (i)    % of the principal amount of the 2007 Notes, plus accrued interest, (ii)    % of the principal amount of the 2009 Notes, plus accrued interest, (iii)    % of the principal amount of the 2014 Notes, plus accrued interest and (iv)    % of the principal amount of the 2034 Notes, plus accrued interest, and to certain dealers selected by you at a price that represents a concession not in excess of    % of the principal amount under each series of Notes’ Public Offering Price; that the Underwriters and such

dealers may allow a discount with respect to each series of Notes not in excess of   % of the principal amount of such series, to certain other dealers; and that the Public Offering Price with respect to each series of Notes and concession and discount to dealers may be changed by the Underwriters.

4.             Payment and Delivery.  The Company will deliver against payment of the purchase price the Notes in the form of four or more permanent global securities (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus.  Payment for the Notes shall be made by the Underwriters in immediately available funds by wire transfer to an account specified by the Company drawn to the order of the Company at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, at 10:00 A.M. (New York time) on June     , 2004, or at such other time not later than seven full business days as you and the Company determine, such time being referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Notes.  The Global Securities will be made available for checking at the above office of Davis Polk & Wardwell at least 24 hours prior to the Closing Date.

5.             Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Notes to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Notes on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than            PM (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities or the Company’s financial strength or claims-paying ability by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)           there shall not have occurred any material adverse change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion and letter of Weil, Gotshal & Manges LLP, outside U.S. counsel for the Company, dated the Closing Date, as set forth in Exhibit A.

(d)           The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special U.S. regulatory counsel for the Company, dated the Closing Date, as set forth in Exhibit B.

(e)           The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special French counsel for the Company, dated the Closing Date, as set forth in Exhibit C.

(f)            The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special U.K. counsel for the Company, dated the Closing Date, as set forth in Exhibit D.

(g)           The Underwriters shall have received on the Closing Date an opinion of Leon E. Roday, Esq., the Company’s General Counsel, dated the Closing Date, as set forth in Exhibit E.

(h)           The Underwriters shall have received on the Closing Date an opinion of Craig MacKenzie, Esq., the Company’s in-house Australian counsel, dated the Closing Date, as set forth in Exhibit F.

(i)            The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, outside Bermuda counsel for the Company, dated the Closing Date, as set forth in Exhibit G.

(j)            The Underwriters shall have received on the Closing Date an opinion of Winsor Macdonell, Esq., the Company’s in-house Canadian counsel, dated the Closing Date, as set forth in Exhibit H.

(k)           The Underwriters shall have received on the Closing Date an opinion of Stewart McKelvey Stirling Scales, outside Nova Scotia counsel for the Company, dated the Closing Date, as set forth in Exhibit I

(l)            The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Trustee, dated the Closing Date, with respect to such matters as the Underwriters shall request.

(m)          The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters shall request.

The opinions of Weil, Gotshal & Manges LLP, LeBoeuf, Lamb, Greene & MacRae, L.L.P., Leon E. Roday, Esq., Craig MacKenzie, Esq., Conyers Dill & Pearman, Winsor Macdonell, Esq. and Stewart McKelvey Stirling Scales described in Sections 5(c)- 5(k) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(n)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(o)           The Reorganization shall have been consummated in all material respects and the Consents shall be in full force and effect on the Closing Date in all material respects.

6.        Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement or as promptly as practicable thereafter and during the period mentioned in Section 5(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)           To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e)           To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

7.        Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, (iii) the cost of printing or the reasonable fees of counsel in producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Notes by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Notes, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

8.        Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Section 6 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Underwriter or any affiliate of such Underwriter within the meaning of Rule 405 of the Securities Act, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such  loss, claim, damage or liability, unless such failure is the result of noncompliance by the Company in furnishing copies of the Prospectus (or amendments or supplements thereto) pursuant to Section 6(a) hereof.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors and officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to under such paragraph, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Notes, (ii) if the indemnifying person is an Underwriter, in such proportion as is appropriate to reflect the relative fault of such Underwriter on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities or (iii) if the allocation provided by clause 8(d)(i) or 8(d)(ii) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above or the relative fault referred to in clause 8(d)(ii) but also the relative fault (in cases covered by clause 8(d)(i)) or such relative benefits (in cases covered by clause 8(d)(ii)) of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Notes.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amount of Notes they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

9.             Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal or New York State authorities, or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Representatives, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Notes.

10.           Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

GENWORTH FINANCIAL, INC.

By:
Name:
Title:

Accepted as of the date hereof

CITIGROUP GLOBAL MARKETS INC. DEUTSCHE BANK SECURITIES INC. LEHMAN BROTHERS INC.

Acting severally on behalf of themselves and the
several Underwriters named in Schedule I hereto.

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

By:	Lehman Brothers Inc.

By:
Name:
Title:

SCHEDULE I

Underwriter	Principal Amount of 2007 Notes To Be Purchased

Citigroup Global Markets Inc.
Deutsche Back Securities Inc.
Lehman Brothers Inc.
HSBC Securities (USA) Inc.
Banc One Capital Markets, Inc.
Samuel A. Ramirez & Company, Inc.
Ormes Capital Markets, Inc.
Total:

Underwriter	Principal Amount of 2009 Notes To Be Purchased

Citigroup Global Markets Inc.
Deutsche Back Securities Inc.
Lehman Brothers Inc.
ABN AMRO Incorporated
Loop Capital Markets L.L.C.
BNP Paribas Securities Corp.
Utendahl Capital Partners, L.P.
Total:

Underwriter	Principal Amount of 2014 Notes To Be Purchased

Citigroup Global Markets Inc.
Deutsche Back Securities Inc.
Lehman Brothers Inc.
HSBC Securities (USA) Inc.
Barclays Capital Inc.
Blaylock & Partners, L.P.
The Williams Capital Group, L.P.
Total:

Underwriter	Principal Amount of 2034 Notes To Be Purchased

Citigroup Global Markets Inc.
Deutsche Back Securities Inc.
Lehman Brothers Inc.
ABN AMRO Incorporated
Loop Capital Markets L.L.C.
BNP Paribas Securities Corp.
Barclays Capital Inc.
Total:

SCHEDULE II

LIST OF DESIGNATED SUBSIDIARIES

Designated Subsidiaries	Jurisdiction of Incorporation

Brookfield Life Assurance Company Ltd.	(Bermuda)
Federal Home Life Insurance Company	(Virginia)
First Colony Life Insurance Company	(Virginia)
GE Capital Life Assurance Company of New York	(New York)
GE Capital Mortgage Insurance Company	(Canada)
GE Life and Annuity Assurance Company	(Virginia)
GE Mortgage Holdings, LLC	(North Carolina)
GE Mortgage Insurance Company Pty Ltd.	(Australia)
GE Mortgage Insurance Holdings Pty Ltd.	(Australia)
GEFA International Holdings, Inc.	(Delaware)
GEMIC Holdings Company	(Canada)
General Electric Capital Assurance Company	(Delaware)
General Electric Mortgage Insurance Corporation	(North Carolina)
GNA Corporation	(Washington)
Jamestown Life Insurance Company	(Virginia)

EXHIBIT A-1

FORM OF U.S. COMPANY COUNSEL OPINION

1.             The Company has been duly incorporated, is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus.

2.             Each of GEFA International Holdings, Inc. and General Electric Capital Assurance Company (each, a “Subsidiary”) is a corporation validly existing  and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3.             All the outstanding shares of capital stock of each Subsidiary are owned of record by the Company or one of its subsidiaries.  To our knowledge, such shares are also owned beneficially by the Company or one of its subsidiaries and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances.

4.             The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.  The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.             The execution and delivery by the Company of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Notes and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, (iii) the laws of the State of New York, the corporate laws of the State of Delaware or federal law or regulation (other than federal and state securities or blue sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its subsidiaries of which we are aware.

6.             The Indenture and the First Supplemental Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended.  The Indenture and the First Supplemental Indenture have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and

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delivery by the Trustee, the Indenture and the First Supplemental Indenture are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

7.             The Notes have been duly authorized by the Company and, assuming due execution and authentication by the Trustee in accordance with the provisions of the Indenture, are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

8.             No consent, approval, waiver, license or authorization or other action by or filing with any federal or state governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Notes and the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its obligations thereunder, except for those in connection with federal and state securities or blue sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph, and those already obtained or made.

9.             The statements (A) in the Prospectus under the captions “Arrangements between GE and Our Company – Relationship with GE,” “Description of the Notes,” “Description of Capital Stock,” “Description of Equity Units,” “Management – GE 1990 Long-Term Incentive Plan; – Omnibus Incentive Plan; – Incentive Compensation Program” and “Certain U.S. Federal Tax Considerations for Non-U.S. Holders” and (B) in the Registration Statement in response to the requirements of Item 14 and 15 of Form S-1, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

10.           To our knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the

B-1-2

Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

11.           The Registration Statement has become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement.

B-1-3

EXHIBIT A-2

FORM OF U.S. COMPANY COUNSEL LETTER

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Registration Statement and Prospectus are of a non-legal character.  In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement and Prospectus.  Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus.  Also, we do not make any statement herein with respect to any  of the financial statements and related notes thereto, the financial statement schedules or the financial, statistical or accounting data contained in the Registration Statement and Prospectus.

We have reviewed the Registration Statement and Prospectus and we have participated in conferences with representatives of the Company, its independent public accountants, its special insurance regulatory counsel, its local counsel, you and your counsel, and the Seller, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that (i) the Registration Statement or the Prospectus do not comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, (ii) the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-2-1

EXHIBIT B

FORM OF U.S. COMPANY REGULATORY COUNSEL OPINION

1.             Each subsidiary listed in Schedule A hereto (the “Insurance Subsidiary”) has the necessary permits, licenses and authorizations under the insurance laws and regulations of the jurisdiction set forth opposite such Insurance Subsidiary’s name on Schedule A hereto to conduct the lines of insurance business set forth opposite such Insurance Subsidiary’s name on Schedule A hereto, except where the failure to have such permits, licenses or authorizations would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2.             In connection with the Reorganization, the Company and each of the Insurance Subsidiaries have obtained all necessary consents, permits, licenses and authorizations (collectively, the “Consents”) of and from, and have made all filings and declarations (collectively, the “Filings”) with, all insurance regulatory authorities required for the Reorganization, except where the failure to have such Consents or to make such Filings would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3.             The Company is not, and after giving effect to the offering and sale of the Notes and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

4.             The statements set forth in the Prospectus under the captions “Regulation,” “Arrangements Between GE and Our Company—Reinsurance Transactions” (but not including the statements set forth in the Prospectus under the caption “Arrangements Between GE and Our Company—Reinsurance Transactions—European payment protection insurance business we will acquire from GE affiliates”), “Risk Factors—Risks Relating to Our Mortgage Insurance Segment” and “Glossary of Selected Reinsurance Terms,” insofar as such statements purport to describe provisions of documents referred to therein, the Federal laws of the United States of America, the laws of the State of New York or the insurance laws and regulations of the California, Connecticut, Delaware, Illinois, New York, North Carolina, South Carolina, Texas, Virginia and Wisconsin, fairly summarize such provisions or such laws in all material respects.

C-1

SCHEDULE A TO EXHIBIT B

	Insurance Subsidiaries	Jurisdiction of Domicile	Lines of Insurance Business
1.	American Mayflower Life Insurance Company of New York	New York	Life, Annuities and Accident and Health
2.	Federal Home Life Insurance Company	Virginia	Life, Annuities, Credit Accident and Sickness, Credit Life and Accident and Sickness
3.	FFRL Re Corp.	Virginia	Life, Annuities, Accident and Sickness, Variable Life and Variable Annuities
4.	First Colony Life Insurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness
5.	GE Capital Life Assurance Company of New York	New York	Life, Annuities and Accident and Health Insurance
6.	GE Group Life Assurance Company	Connecticut	Accident and Health, Reinsurance, Life Non-Participating
7.	GE Life and Annuity Assurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness
8.	GE Mortgage Reinsurance Corporation of North Carolina	North Carolina	Credit Insurance
9.	GE Residential Mortgage Insurance Corporation of North Carolina	North Carolina	Credit Insurance
10.	General Electric Capital Assurance Company	Delaware	Life, including annuities, Variable Annuities and Health
11.	General Electric Home Equity Insurance Corporation of North Carolina	North Carolina	Credit Insurance

SCH A-1

	Insurance Subsidiaries	Jurisdiction of Domicile	Lines of Insurance Business
12.	General Electric Mortgage Insurance Corporation	North Carolina	Credit Insurance
13.	General Electric Mortgage Insurance Corporation of North Carolina	North Carolina	Credit Insurance
14.	Jamestown Life Insurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness
15.	Private Residential Mortgage Insurance Corporation	North Carolina	Credit Insurance
16.	Professional Insurance Company	Texas	Life; Accident and Health
17.	River Lake Insurance Company	South Carolina	Reinsurance of specified risks from First Colony Life Insurance Company
18.	Verex Assurance, Inc.	Wisconsin	Mortgage

SCH A-2

EXHIBIT C

FORM OF FRENCH COMPANY COUNSEL OPINION

1.             RD Plus S.A.(the “French Subsidiary”) is validly existing as a corporation in good standing under the laws of France and has the corporate power and necessary authorisation to conduct the following insurance activities in France as set forth under the following branches of article R.321-1 of the French Insurance Code and as set forth in the Authorizations:

(i)            branch 1 (accidents);

(ii)           branch 2 (sickness);

(iii)          branch 3 (bodies of terrestrial vehicle);

(iv)          branch 9 (other damages to goods); and

(v)           branch 16 (various monetary losses).

2.             The French Subsidiary has obtained all necessary consents, permits, licenses and authorizations of and from, and has made all filings and declarations with, the French Ministry of Economy and Finance required for the Reorganization.

3.             The statements set forth in the Prospectuses under the caption “Arrangements Between GE and Our Company - European Payment Protection Insurance Business Arrangements,” insofar as such statements purport to describe provisions of documents subject to French law referred to therein or French law, fairly summarize such provisions or such laws.

D-1

EXHIBIT D

FORM OF U.K. COMPANY COUNSEL OPINION

1.             GE Mortgage Insurance Limited (the “UK Insurance Subsidiary”) is a company incorporated with limited liability under the laws of England and Wales, has been in continuous existence since 26th June 1991, and is not in liquidation and has the corporate power, and necessary UK Financial Services Authority (“FSA”) authorization to effect and carry out contracts of insurance in the United Kingdom in classes 14, 15 and 16 (credit, miscellaneous financial loss and suretyship).

2.             In connection with the Reorganization, the Company, GEFAHI and the UK Insurance Subsidiary each have obtained all necessary consents, permits, licenses and authorizations of and from, and has made all filings and declarations with the UK Financial Services Authority, required for the Reorganization, except where the failure to have made such filings or declarations would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the UK Insurance Subsidiary.

3.             The statements set forth in the Prospectus under the captions “Regulation - U.K. Insurance Regulation” and under the sub heading “United Kingdom and Continental Europe”in the section headed, “Business - Mortgage Insurance” and under the caption “Arrangements Between GE and our Company – Reinsurance Transactions – European payment protection insurance business we will acquire from GE affiliates,” insofar as such statements purport to describe provisions of documents governed by the laws of England and Wales referred to therein or the laws of England and Wales, fairly summarize such provisions or laws, in all material respects.

E-1

EXHIBIT E

FORM OF COMPANY GENERAL COUNSEL OPINION

1.             The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2.             Each Designated Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formed, has the full power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3.             All of the issued shares of capital stock of each Designated Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

4.             The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Notes will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

5.             The Company and each Designated Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) are duly licensed to conduct an insurance or reinsurance business, as the case may be, under the

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insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Company or the Insurance Subsidiaries to be so licensed would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

6.             The statements in the Prospectus under the captions “Business — Legal Proceedings”, “Corporate Reorganization” and “Description of Certain Indebtedness” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

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EXHIBIT F

FORM OF AUSTRALIAN COMPANY COUNSEL OPINION

1.        GE Mortgage Insurance Company Pty Limited (“GEMICO”) and each of its related companies – GE Mortgage Insurance Holdings Pty Limited, GE Mortgage Insurance Finance Holdings Pty Limited and GE Mortgage Insurance Finance Pty Limited (collectively, the “Genworth Australia Entities”) have been duly incorporated, are validly existing as corporations in good standing under the laws of the State of Victoria, Australia, have the corporate power, necessary permits, licenses, approvals and authority to own their own  property and (in the case of GEMICO) to conduct its business as carried on as of the date hereof.

2.        All of the issued shares of capital stock of each of the Genworth Australia Entities have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

3.        In connection with the transfer of the Australian and New Zealand  mortgage insurance business previously conducted by GE Mortgage Insurance Pty Limited and GE Capital Mortgage Insurance Corporation (Australia) Pty Limited from such entities to GEMICO by way of schemes under Part III Division 3A of the Insurance Act 1973 (Cth) (“Australian Reorganization”), each of the Company, GE Financial Assurance Holdings, Inc. and the Genworth Australia Entities have obtained all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits required under Australian law (collectively, the “Consents”) of and from, and has made all filings and declarations required under Australian law (collectively, the “Filings”) with, all regulatory authorities, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required for the Australian Reorganization, except such Consents or Filings where such failure would not, individually or in the aggregate, have a material adverse effect on the Genworth Australia Entities.

4.        The statements set forth in the Prospectus under the captions “Regulation – Mortgage Insurance – International regulation – Australia” insofar as such statements purport to describe Australian legal matters, documents or proceedings referred to therein, fairly summarize such legal matters, documents and proceedings in all material respects.

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EXHIBIT G

FORM OF BERMUDA COMPANY COUNSEL OPINION

1.             Brookfield Life Assurance Company Limited (the “Bermuda Subsidiary”) is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.             Based solely upon a review of the certified copy of the register of members of the Bermuda Subsidiary as of the date prior to the Closing Date, prepared by the Secretary of the Company, the issued share capital of the Company consists of 250,000 common shares each having a par value of US$1.00 (the “Brookfield Shares”), each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and Genworth is the registered holder of the Brookfield Shares.

3.             No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the transfer of the Brookfield Shares by GEFAHI to the Company, except such as have been duly obtained in accordance with Bermuda law.

4.             The Bermuda Subsidiary has the corporate capacity to carry on the business of insurance and reinsurance of all kinds and based solely upon a review of the Registration Certificate and the BMA Certificate the Bermuda Subsidiary is registered as a long-term insurer under the Insurance Act 1978 to carry on long-term business in accordance with the provisions of the Insurance Act 1978 and the conditions attached to such registration.

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EXHIBIT H

FORM OF CANADIAN COMPANY COUNSEL OPINION

1.             GE Capital Mortgage Insurance Company (Canada) (“GECMIC”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of Canada and has the corporate power, necessary permits, licenses, approvals and authority to own its own  property and to conduct its business as carried on as of the date hereof.

2.             All of the issued shares of capital stock of GECMIC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

3.             In connection with the transfer of all the outstanding shares in GECMIC from GECMIC Holdings Inc. to GEMIC Holdings Company and the subsequent acquisition of a significant interest in GECMIC by the Company as part of the Reorganization (“Canadian Reorganization”), each of the Company, GE Financial Assurance Holdings, Inc., GEFA International Holdings Inc., GECMIC Holdings Inc. and GECMIC have obtained all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits required under Canadian law (collectively, the “Consents”) of and from, and has made all filings and declarations required under Canadian law (collectively, the “Filings”) with, all regulatory authorities, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required for the Canadian Reorganization, except such Consents or Filings where such failure would not, individually or in the aggregate, have a material adverse effect on GECMIC.

4.             The statements set forth in the Prospectus under the captions “Regulations – Mortgage Insurance – International regulation – Canada” and “Business – International mortgage insurance – Canada” insofar as such statements purport to describe Canadian legal matters, documents or proceedings referred to therein, fairly summarize such legal matters, documents and proceedings in all material respects.

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EXHIBIT I

FORM OF NOVA SCOTIA COMPANY COUNSEL OPINION

1.             GEMIC is an unlimited company duly incorporated and validly existing under the laws of Nova Scotia and is in good standing under the Corporations Registration Act (Nova Scotia).

2.             GEMIC has the corporate power and capacity to conduct its business (as such business is described in the Officer’s Certificate) and to own its property and assets.

3.             GEFA International Holdings, Inc. is registered in the share register of GEMIC as holder of 1,407,756 common shares of captial stock of GEMIC, which are all of the outstanding shares in the capital stock of GEMIC and which shares have been duly and validly authorized and issued and are fully paid.

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